UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

750 West John Carpenter Freeway, Suite 700
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒                                                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 13, 2007, DG FastChannel, Inc. (“DG FastChannel”) entered into an Asset Purchase Agreement (“Purchase Agreement”) with privately-held GTN, Inc. (“GTN”) whereby a newly created subsidiary of DG FastChannel will acquire certain assets and assume certain liabilities of GTN in exchange for $11.5 million. The consummation of the asset purchase is subject to customary conditions.  DG FastChannel plans to finance the transaction with cash on hand and with additional debt.

DG FastChannel issued a press release on June 14, 2007 announcing the transaction contemplated by the Purchase Agreement.  Both the Purchase Agreement and press release are filed as exhibits hereto. Reference is made to the Purchase Agreement for a full statement of the terms and conditions of the asset purchase.

Additional Information

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer will only be made through a prospectus, which is part of a registration statement on Form S-4 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by DG FastChannel. DG FastChannel will also file with the SEC a Schedule TO, and Point.360 will file a solicitation/recommendation statement on Schedule 14D-9, in each case with respect to the Offer. DG FastChannel and Point.360 expect to mail a prospectus of DG FastChannel and related exchange offer materials, as well as the Schedule 14D-9, to Point.360 shareholders. In addition, in connection with the Spin-Off, New 360 expects to file a registration statement on Form 10 with the SEC and mail a prospectus of New 360 to Point.360 shareholders. Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions contemplated by the Merger Agreement and the Contribution Agreement when they become available because these documents will contain important information relating to such transactions. Investors and security holders may obtain a free copy of these documents after they have been filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by DG FastChannel or Point.360, at the SEC’s website at www.sec.gov.

Item 7.01               Regulation FD Disclosure

See above

Safe Harbor for Forward-Looking Statements

Statements in this Form 8-K may contain certain forward-looking statements relating to DG FastChannel and its expectations for the proposed acquisition of GTN and the Point.360 advertising distribution operations and its relationship with Viewpoint Corporation. All statements included in this Press Release concerning activities, events or developments that DG FastChannel expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that either or both of the GTN and Point.360 acquisitions will not close because of a failure to satisfy one or more of the closing conditions; the risk that DG FastChannel’s business will have been adversely impacted during the pendency of the GTN or Point.360 acquisitions; the risk that GTN’s, Pathfire’s or Point.360’s respective operations will not be integrated successfully; and the risk that the expected cost savings and other synergies from the GTN, Pathfire and Point.360 acquisitions may not be fully realized, realized at all or take longer to realize than anticipated. Additional information on these and other risks, uncertainties and factors is included in DG FastChannel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

2.1	Asset Purchase Agreement, dated as of June 13, 2007, by and among DG FastChannel, Inc., DGFC Acquisition Corp V., GTN, Inc., and Douglas M. Cheek.

99.1	Press release, dated June 14, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DG FASTCHANNEL, INC.
(Registrant)

	By:	/s/ Omar A. Choucair
Name: Omar A. Choucair
Title: Chief Financial Officer

Date: June 19, 2007

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of June 13, 2007, by and among DG FastChannel, Inc., DGFC Acquisition Corp V., GTN, Inc., and Douglas M. Cheek.

99.1	Press release, dated June 14, 2007